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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) December 22, 1999


                                  ADAPTEC, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                   0-15071                   94-2748530
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(State of Incorporation)   (Commission File Number)        (I.R.S. Employer
                                                        Indentification Number)

                              691 S. MILPITAS BLVD.
                               MILPITAS, CA 95035
                    (Address of principal executive offices)

                                 (408) 945-8600
              (Registrants' telephone number, including area code)


                                 Not Applicable
     (Former name, former address and former fiscal year, if changed since last report)


This document consists of 4 pages, excluding exhibits, of which this is page 1.


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

(a) On December 22, 1999, Adaptec, Inc. ("Adaptec"), a Delaware corporation, acquired Distributed Processing Technology Corp. ("DPT"), a Florida corporation. The transaction was effected pursuant to an Agreement and Plan of Reorganization, dated as of December 3, 1999 (the "Agreement"), by and among Adaptec, DPT, Adaptec Mfg. (S) Pte. Ltd., a wholly-owned subsidiary of Adaptec, Adaptec Acquisition Corp. ("Merger Sub"), a Florida corporation and wholly-owned subsidiary of Adaptec, and Stephen
     H. Goldman ("Stockholder"), the principal stockholder of DPT. In accordance with the Agreement, Merger Sub was merged with and into DPT; DPT was the surviving corporation and became a wholly-owned subsidiary of Adaptec.

     The purchase price consisted of approximately $185.2 million of cash (including $18.5 million reserved by Adaptec to cover possible breaches of the representations and warranties made by DPT and Stockholder pursuant to the Agreement), and the issuance of approximately 1.1 million options to purchase Adaptec common stock valued at approximately $51.8 million. The cash was in exchange for all of the outstanding common stock of DPT as of the date of the acquisition date
     (approximately 5.2 million shares) and was paid through the use of Adaptec's general corporate funds. The Adaptec common stock options were issued in exchange for outstanding DPT common stock options. The fair value of the Adaptec common stock options was computed using the Black-Scholes model on the date the transaction was consummated (also the date that the number of options issued and the exercise price of the options became determinable). Additionally, the Company estimates approximately $1.1 million in professional fees will be incurred related to this acquisition, including finance, accounting, legal and appraisal fees, which have been accrued and capitalized as part of the purchase price of the transaction.

     The purchase price was determined through a series of arms length negotiations between officers, representatives, and the Board of Directors of Adaptec and DPT. There were no material relationships between such persons and Adaptec or any of its affiliates, any director or officer of Adaptec, or any associate of any such director or officer. Effective upon the closing, Stockholder became an officer of Adaptec.

     DPT's net assets consist of cash, receivables, inventory, property and equipment, other tangible and intangible assets and various liabilities. In accordance the purchase method of accounting for business combinations, the purchase price and associated charges will be allocated among the identifiable net tangible assets and intangible assets of DPT based on their fair market value at the acquisition date. Any excess purchase price will be allocated to goodwill.

     The closing of the acquisition was announced by Adaptec in a press release dated December 23, 1999, a copy of which is filed as an exhibit hereto.

(b) The acquisition by Adaptec of DPT is deemed the indirect acquisition of the assets of DPT, including DPT's plant, equipment and other physical property. DPT utilized such assets in the conduct of its business as a supplier of high performance storage solutions. Adaptec will continue to utilize such assets in the conduct of its RAID business segment, which designs, develops, manufactures and markets bus-based and microprocessor-based RAID solutions utilized from entry level workstations to enterprise-class servers.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED, PURSUANT TO RULE 3-05 OF REGULATIONS S-X:

     The required financial statements of the business acquired pursuant to Rule 3-05 of Regulation S-X are unavailable as of the date of this filing. Such information will be filed as an amendment to this Form 8-K under cover of Form 8-K/A on or before the required filing date.

(B) PRO FORMA FINANCIAL INFORMATION REQUIRED PURSUANT TO ARTICLE 11 OF REGULATIONS S-X:

     The pro forma financial statements required pursuant to Article 11 of Regulation S-X are unavailable as of the date of this filing. Such information will be filed as an amendment to this Form 8-K under cover of Form 8-K/A on or before the required filing date.

(C)  EXHIBITS IN ACCORDANCE WITH ITEM 601 OF REGULATION S-K:

     EXHIBIT NO.   DESCRIPTION

     2.1 Agreement and Plan of Reorganization, dated as of December 3, 1999 by and among Adaptec, Inc., Adaptec Mfg. (S) Pte. Ltd., Adaptec Acquisition Corp., Distributed Processing Technology Corp., and Stephen H. Goldman.

     99.1          Press Release dated December 23, 1999.

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                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAPTEC, INC.

BY:          /s/ ANDREW J. BROWN                     DATE: January 6, 2000
     -----------------------------------
         Andrew J. Brown
         VICE PRESIDENT, FINANCE
         CHIEF FINANCIAL OFFICER
         (PRINCIPAL FINANCIAL OFFICER)


BY:          /s/ KENNETH B. AROLA                    DATE: January 6, 2000
     -----------------------------------
         Kenneth B. Arola
         VICE PRESIDENT
         CORPORATE CONTROLLER
         (PRINCIPAL ACCOUNTING OFFICER)